                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-76236, 33-93668, 33-76344, 33-93666, 333-13449,
333-31413, 333-63069, 333-83291, 333-47178, 333-31409, 333-47180, 333-46639,
333-67691 and 333-54496) and Form S-3 (No. 333-55826) of Incyte Genomics, Inc.
of our report dated January 19, 2001, except as to Note 8 which is as of February 5, 2001, relating to the financial statements of diaDexus Inc., which appears in this Form 10-K.




PricewaterhouseCoopers LLP

San Jose, California
March 28, 2001